Exhibit 10.9

INVESTOR RIGHTS AGREEMENT
THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”), dated as of July 6, 2023, is entered into by and between Ivanhoe Electric Inc., a Delaware corporation (the “Company”), and Saudi Arabian Mining Company (Ma’aden), a joint stock company existing under the laws of the Kingdom of Saudi Arabia (“Ma’aden”). The Company and Ma’aden are referred to collectively herein as the “Parties” and, individually, as a “Party.”
RECITALS
WHEREAS, the Company and Ma’aden are the parties to that certain Heads of Terms, dated January 11, 2023 (the “Heads of Terms”), pursuant to which the Company and Ma’aden agreed to create and pursue a joint venture (the “Joint Venture”) for the mineral exploration of certain prospective land holdings located in the Kingdom of Saudi Arabia; and
WHEREAS, in connection with the Joint Venture, the Company and Ma’aden have entered into a Common Stock Subscription Agreement (the “Subscription Agreement”) as of May 15, 2023 pursuant to which Ma’aden will purchase from the Company shares of the Company’s common stock, par value $0.0001 per share and as may be reclassified, subdivided or combined from time to time (“Common Stock”), representing 9.9% of the issued and outstanding shares of Common Stock of the Company as of the Closing; and
WHEREAS, in connection with the Closing, the Parties desire to set forth their agreement with respect to governance, top-up rights, registration rights and certain other matters, in each case in accordance with the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:
ARTICLE I DEFINITIONS
1.1.The following capitalized terms used herein have the following meanings:
“2023 Stockholder Meeting” is defined in Section 2.1.
“Advice” is defined in Section 6.2.
“Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Agreement” is defined in the Preamble.
“Alternative Ma’aden Designated Nominee” is defined in Section 2.2.1.
“Beneficially Own” shall mean that a specified Person has or shares the right, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to vote Common Shares.
“Board” means the board of directors of the Company.
“Bona Fide Legal Impediment” means any law, rule, regulation, ordinance, code, judgment or order of any Governmental Authority that, based on the advice of counsel, would delay or prevent Ma’aden (directly or through another Ma’aden Party) or the Company from effecting a Top-up Subscription or, before a Top-up Subscription can be effected, would require the approval or consent of, or any waiting period associated with timely filings with, a Governmental Authority.
“Business Day” means a day other than a Friday, Saturday, Sunday or other day on which commercial banks in New York, New York, United States or Riyadh, Kingdom of Saudi Arabia, are authorized or required by law to remain closed.
“By-Laws” means the Amended and Restated By-Laws of the Company, as the same may be amended or amended and restated from time to time.
“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as the same may be amended or amended and restated from time to time.
“Change of Control Transaction” is defined in Section 4.1.

“Closing” means the consummation of the purchase and sale of the Common Shares pursuant to the Subscription Agreement.
“Commission” means the U.S. Securities and Exchange Commission.
“Common Shares” means the shares of Common Stock.
“Common Stock” is defined in the Recitals.
“Company” is defined in the Preamble.
“Company Takeover Proposal” means any proposal, offer, inquiry or indication of interest from any Person relating, directly or indirectly, to (i) a merger, consolidation, spin-off, share exchange (including a split-off) or business combination involving 20% or more of the capital stock of the Company or consolidated assets of the Company and its subsidiaries, taken as a whole, (ii) a sale, lease, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of assets representing 20% or more of the consolidated assets of the Company and its subsidiaries, taken as a whole, or that generate, in the aggregate, 20% or more of the consolidated revenues of the Company and its subsidiaries, (iii) a purchase or other acquisition or sale of shares of capital stock or other securities, in a single transaction or series of related transactions, representing 20% or more of the voting power of the capital stock of the Company, including by way of a tender offer or exchange offer, (iv) a reorganization, recapitalization, liquidation or dissolution of the Company or (v) any other transaction having a similar effect to those described in clauses (i) through (iv).
“Compelled Top-up Right” is defined in Section 3.1.3.
“Compelled Top-up Trigger” is defined in Section 3.1.3.
“Cooling-Off Period” is defined in Section 7.1.2.
“Dilution Event” is defined in Section 3.1.1.
“Director Nomination Right” means the right of Ma’aden (directly or through another Ma’aden Party) to nominate a Ma’aden Designated Nominee pursuant to Section 2.2.
“Director Qualification Standards” means any requirements generally applicable to all of the directors of the Board (and not, for the avoidance of doubt, requirements applicable to a director fulfilling a particular function) regarding service as a director of the Company under the applicable Securities Laws.
“Dispute” is defined in Section 7.1.1.
“Effective Date” means the date on which the Closing occurs.
“Equity Financing Transaction” is defined in Section 3.1.2.
“Equity Financing Transaction Notice” is defined in Section 3.1.2.1.
“Equity Participation Right” is defined in Section 6.4.
“Equity Raise” is defined in Section 6.4.
“Existing Ownership Threshold” means, as of the Closing, 9.9% of the number of the issued and outstanding Common Shares of the Company, as the same may be reduced pursuant to Section 3.1.5, and which shall at no point exceed 9.9% of the total number of Common Shares of the Company issued and outstanding as of any date of determination.
“Form S-3” is defined in Section 5.1.1.
“Governmental Authority” means any international, multinational, federal, provincial, territorial, state, regional, municipal, local or other government or governmental body and any ministry, department, division, bureau, agent, official, agency, commission, board or authority of any government, governmental body or quasi-governmental body (including the TSX, the NYSE American or any other applicable stock exchange), domestic or foreign, exercising any statutory, regulatory, expropriation or taxing authority under the authority of any of the foregoing and any domestic, foreign or international judicial, quasi-judicial or administrative court, tribunal, commission, board, panel, arbitrator or arbitral body acting under the authority of any of the foregoing.
“Heads of Terms” is defined in the Recitals.
“Independent” means independent under Rule 803 of the NYSE American Company Guide.
“Initial Period” is defined in Section 3.1.6.1.

“Joint Venture” is defined in the Recitals.
“Losses” is defined in Section 5.5.1.
“Ma’aden” is defined in the Preamble.
“Ma’aden Designated Nominee” is defined in Section 2.2.1.
“Ma’aden Nominee Removal” is defined in Section 2.2.1.
“Ma’aden Ownership Percentage” means the total number of Common Shares collectively Beneficially Owned by the Ma’aden Parties divided by the total number of Common Shares issued and outstanding, in each case, as of any date of determination.
“Ma’aden Party” and “Ma’aden Parties” means Ma’aden and any Subsidiary of Ma’aden.
“Ma’aden Shares” means, as of any date of determination, the total number of Common Shares Beneficially Owned by the Ma’aden Parties.
“Market Value” means, as of any date of determination, the volume weighted average price per Common Share on the NYSE American or any other nationally recognized United States stock exchange on which the Common Shares are then listed for the immediately preceding 20 consecutive trading days.
“Necessary Action” means, with respect to any Party and a specified result, all actions (to the extent such actions are not prohibited by applicable law and within such Party’s control, and in the case of any action that requires a vote or other action on the part of the Board, to the extent such action is consistent with fiduciary duties that the Company’s directors may have in such capacity) necessary to cause such result, including (a) calling special meetings of stockholders, (b) voting or providing a written consent or proxy, if applicable in each case, with respect to shares of Common Stock, (c) causing the adoption of stockholders’ resolutions and amendments to the Organizational Documents, (d) executing agreements and instruments, (e) making, or causing to be made, with Governmental Authority, all filings, registrations or similar actions that are required to achieve such result, (f) nominating certain Persons for election to the Board in connection with the annual or special meeting of stockholders of the Company, and (g) soliciting proxies or written consents in connection with any action proposed to be taken by stockholders of the Company.
“Nominating Committee” is defined in Section 2.2.2.
“NYSE American” means the NYSE American LLC.
“Operative Documents” means, collectively, this Agreement, the Subscription Agreement, the Director Indemnification Agreement, the Shareholders’ Agreement and any other agreements contemplated by the Heads of Terms or the aforementioned documents, and any amendments, supplements, continuations or modifications thereto.
“Organizational Documents” means the Certificate of Incorporation and the By-Laws.
“Ownership-Based Rights” means the Director Nomination Right, the Top-up Right and the Registration Rights.
“Parties” is defined in the Recitals.
“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association or other form of entity, including a Governmental Authority.
“PIF” means the Public Investment Fund of the Kingdom of Saudi Arabia or an entity controlled thereby.
“PIF-Ma’aden JVCo” means the “New Horizons” joint venture to be formed between Ma’aden and the PIF.
“Proposal” is defined in Section 4.2.
“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the U.S. Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
“Reduced Ownership Threshold” is defined in Section 3.1.5.
“Register,” “Registered,” “Registering” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the U.S. Securities Act and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” is defined in Section 5.1.1.
“Registration Statement” means any registration statement filed by the Company with the Commission in compliance with the U.S. Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Shares, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.
“Registration Rights” means the registration rights set forth in Article V.
“Resale Shelf Registration Statement” is defined in Section 5.1.1.
“Securities Laws” means, as applicable, (a) the securities laws, regulations and rules, and the blanket orders and rulings, policies and written interpretations of and multilateral or national instruments adopted by the securities regulators in each of the provinces and territories of Canada, (b) all securities laws in the United States, including without limitation, the U.S. Securities Act and U.S. Exchange Act (including, in each case, the rules and regulations promulgated thereunder) and any applicable state securities laws and (c) the rules and policies of the TSX and the NYSE American or any other applicable stock exchange.
“Selling Investor” means a holder of Registrable Securities requested to be Registered pursuant to this Agreement.
“Shareholders’ Agreement” means the shareholders’ agreement in relation to the affairs of Ma’aden Ivanhoe Electric Exploration and Development Limited Company between Ma’aden, the Company, Ivanhoe Electric Mena Holdings Ltd. and Ma’aden Ivanhoe Electric Exploration and Development Limited Company dated as of the date hereof, including any amendments, supplements, continuations or modifications thereto.
“SOE” is defined in Section 6.1.
“Stockholder Meeting” is defined in Section 2.1.
“Subscription Agreement” is defined in the Recitals.
“Subsidiary” has the meaning set forth in Rule 405 of the rules and regulations promulgated under the U.S. Securities Act, provided that, in all cases, the PIF-Ma’aden JVCo shall be considered a Subsidiary of Ma’aden for purposes of this Agreement.
“Top-up Interim Period” is defined in Section 3.1.4.
“Top-up Right” is defined in Section 3.1.1.
“Top-up Right Exercise Notice” means a notification by Ma’aden (directly or through another Ma’aden Party) to the Company of its intent to exercise its Top-up Right or Compelled Top-up Right in a manner as set forth in Section 3.1.2.1 or Section 3.1.3.2.1, as applicable.
“Top-up Right Expiration” is defined in Section 3.1.4.
“Top-up Right Period” is defined in Section 3.1.2.1.
“Top-up Shares” is defined in Section 3.1.2.2.
“Top-up Share Price” is defined in Section 3.1.2.2.
“Top-up Subscription” is defined in Section 3.1.1.
“Top-up Subscription Agreement” is defined in Section 3.1.2.3.
“Transfer” means to (a) sell, offer to sell, contract or agree to sell, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the U.S. Exchange Act with respect to any Common Shares or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise.
“Trigger Effective Time” is defined in Section 3.1.3.
“TSX” means the Toronto Stock Exchange.
“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.
ARTICLE II CORPORATE GOVERNANCE
1.
2.1.Changes to Company Board. Effective concurrently with the Closing, the Company will appoint Sofia Bianchi to serve on the Board until the next annual meeting of stockholders of the Company (each such meeting or special meeting of stockholders of the Company at which directors are to be elected, a “Stockholder Meeting”), provided that the Closing occurs after the date of the Company’s Stockholder Meeting to be held on June 8, 2023 (the “2023 Stockholder Meeting”). If the Closing occurs prior to the 2023 Stockholder Meeting, Sofia Bianchi will be a Board observer (entitled to receive the same advance notice of meetings of the Board and information distributed in connection with such meetings as members of the Board) effective as of the date of Closing, until she is appointed to the Board, which appointment the Company shall make within five Business Days following the 2023 Stockholder Meeting, to serve until the next Stockholder Meeting.
2.2.Ma’aden Designated Nominee.
2.2.1.The Company agrees, subject to Section 2.1, Section 2.2.2, Section 2.2.3, Section 2.2.4, and Section 3.1.4, to ensure that at any time that the Ma’aden Ownership Percentage is at least 8.00%, the Company shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as directors at each applicable Stockholder Meeting one director nominee designated by Ma’aden (directly or through another Ma’aden Party) (each a “Ma’aden Designated Nominee”). In the event that, notwithstanding the foregoing, such Ma’aden Designated Nominee or the person appointed pursuant to Section 2.1 is not elected to, is removed from, or no longer serves on the Board (a “Ma’aden Nominee Removal”), the Company shall take all Necessary Action to promptly appoint one alternative director nominee designated by Ma’aden (directly or through another Ma’aden Party) (an “Alternative Ma’aden Designated Nominee”) in the place of the preceding Ma’aden Designated Nominee or the person appointed pursuant to Section 2.1, subject to the requirements of Section 2.2.2 and Section 2.2.3 below and provided that the Nominating Committee determines such Alternative Ma’aden Designated Nominee meets the Director Qualification Standards, to fill such vacancy created by such Ma’aden Nominee Removal. For the avoidance of doubt, in no event will the Company have an obligation to call a special meeting of shareholders to elect such Alternative Ma’aden Designated Nominee.
2.2.2.Except if the Ma’aden Designated Nominee is at that time a member of the Board, Ma’aden (directly or through another Ma’aden Party) will, at least 60 days prior to the filing of any proxy statement in connection with a Stockholder Meeting at which the election of any Ma’aden Designated Nominee is to be voted upon, (i) provide such additional information about the Ma’aden Designated Nominee as reasonably requested by the Nominating and Corporate Governance Committee of the Board or other relevant committee of the Board that oversees nominations of members of the Board (the “Nominating Committee”) consistent in all material respects with information requested of other nominees to the Board, (ii) cause each Ma’aden Designated Nominee to complete the Company’s director questionnaire and be reasonably available for interviews and discussions with the Nominating Committee, in each case, consistent in all material respects with what is requested of other nominees to the Board, and (iii) cause each Ma’aden Designated Nominee to complete a Personal Information Form required by the TSX and submit to and pass a background check as required by TSX; provided, that in the event that the Ma’aden Designated Nominee is at that time a member of the Board, Ma’aden will provide such information after request by the Company as and when the Company ordinarily requires of continuing members of the Board.
2.2.3.The Company shall not be required to include in any slate of nominees pursuant to Section 2.2.1 above any Ma’aden Designated Nominee that the Nominating Committee determines does not meet the Director Qualifications Standards.
2.2.4.Section 2.2.1 above notwithstanding, in the event that the Ma’aden Ownership Percentage falls below 8.00% as a result of a Dilution Event (as defined in Section 3.1.1 below), Ma’aden (directly or through another Ma’aden Party) shall retain its right to designate a Ma’aden Designated Nominee in accordance with the terms of Section 3.1.4.
2.3.Voting Support.
2.3.1.From and after the Closing and for so long as Ma’aden (directly or through another Ma’aden Party) retains the right to designate a Ma’aden Designated Nominee pursuant to Section 2.2, at any annual or special meeting of stockholders of the Company (however noticed or called), or, to the extent action is permitted to be taken by written consent, pursuant to any written consent of the Company’s stockholders, Ma’aden will cause any Ma’aden Party holding Ma’aden Shares to vote such Ma’aden Shares in favor of:

2.3.1.1.any proposal to amend the Certificate of Incorporation or By-Laws of the Company approved by a majority of the Independent directors of the Board; provided that such amendment would not have a disproportionately adverse impact on the right of any Ma’aden Party with respect to the Ma’aden Shares held by such party or conflict with any right to which a Ma’aden Party is entitled under the Operative Documents;
2.3.1.2.all matters submitted to the Company’s stockholders that have been approved by a majority of the Independent directors of the Board; provided, that this Section 2.3.1.2 shall not apply to the extent the restrictions in Section 4.1 below have ceased to apply;
2.3.1.3.the election of all director nominees recommended by the Board for election as directors at any applicable annual or special meeting of stockholders at which directors are to be elected; and
2.3.1.4.the appointment of any independent auditor selected by the Board.
ARTICLE III TOP-UP RIGHT
2.
3.1.At any time and from time to time after the Closing, the Company agrees that:
3.1.1.Ma’aden (directly or through another Ma’aden Party) shall have the right (the “Top-up Right”), pursuant to Section 3.1.2 or Section 3.1.3 below, to subscribe for and to be issued (a “Top-up Subscription”) up to such number of Common Shares that will allow the Ma’aden Parties to maintain or acquire up to the Existing Ownership Threshold in connection with any new issuances of Common Shares by the Company (a “Dilution Event”), including:
3.1.1.1.any issuance of Common Shares to any employee of the Company pursuant to any equity incentive plan, agreement or arrangement approved by the Board;
3.1.1.2.any issuance of Common Shares upon the exercise or vesting of securities issued in connection with any equity incentive plan, agreement or arrangement approved by the Board; or
3.1.1.3.any issuance of Common Shares as consideration in connection with a merger, acquisition, consolidation, business combination, purchase of the capital stock or assets of, or transaction or series of transactions with, a third party.
3.1.2.The Top-up Right shall be exercisable upon the first occurrence after any such Dilution Event that the Company issues Common Shares (or securities convertible into Common Shares) as part of an equity financing transaction in which such securities are issued by the Company for cash (an “Equity Financing Transaction”), and not upon the occurrence of the Dilution Event triggering the Top-up Right unless the Dilution Event is such Equity Financing Transaction, in accordance with the following provisions:
3.1.2.1.Beginning on the Effective Date until the date on which the Top-up Right terminates in accordance with Section 3.1.6 below (the “Top-up Right Period”), the Company will provide notice to Ma’aden at least five Business Days prior to the date on which the Company expects to close any Equity Financing Transaction (an “Equity Financing Transaction Notice”), which notice shall state the number of Common Shares being offered in the Equity Financing Transaction, the number of Common Shares currently issued and outstanding, the expected date of closing of such Equity Financing Transaction and the proposed price per Common Share being offering in the Equity Financing Transaction.
3.1.2.2.Within 20 Business Days following the closing of the Equity Financing Transaction as set forth in the Equity Financing Transaction Notice, Ma’aden (directly or through another Ma’aden Party) shall notify the Company if it wishes to exercise its Top-up Right in connection with such Equity Financing Transaction by delivering a Top-up Right Exercise Notice, which notice shall state the number of Common Shares for which Ma’aden (directly or through another Ma’aden Party) proposes to subscribe (the “Top-up Shares”) and the proposed aggregate purchase price for such Common Shares (the “Top-up Share Price”) based on the price per Common Share being offered or paid in the Equity Financing Transaction. If Ma’aden (directly or through another Ma’aden Party) fails to deliver a Top-up Right Exercise Notice within the period described in this Section 3.1.2.2, Ma’aden will be deemed to have irrevocably waived its Top-up Right with respect to such Dilution Event, and the Existing Ownership Threshold will be reduced in accordance with the terms of Section 3.1.5 below.
3.1.2.3.Within 10 Business Days of the Company’s receipt of the Top-up Right Exercise Notice and contingent upon the consummation of the Equity Financing Transaction described in the Equity Financing Transaction Notice in response to which such Top-up Right Exercise Notice was delivered, the Parties will enter into a subscription agreement with respect to such Top-up Shares (a “Top-up Subscription Agreement”) in the form of Exhibit A hereto, which Top-up Subscription Agreement shall, subject to an extension pursuant to Section 3.1.4 in the event of a Bona Fide Legal Impediment, set forth a closing date for purchase and delivery of the Top-up Shares within five Business Days of the date of the Top-up Subscription Agreement or such shorter period of time as required pursuant to applicable regulations.
3.1.3.In addition to any rights under Section 3.1.2, in the event that any Dilution Event results in the reduction of the Ma’aden Ownership Percentage by an aggregate (taking into account any prior Dilution Events or exercises of the Top-up Right) of 2.0% or more below the Existing Ownership Threshold (the “Compelled Top-up Trigger” and, the circumstances triggering such Compelled Top-Up Trigger, the “Trigger Effective Time”), the Company shall provide Ma’aden written notice of such Compelled Top-up Trigger and the Trigger Effective Time within five business days of the Trigger Effective time, and Ma’aden (directly or through another Ma’aden Party) shall have the right (the “Compelled Top-up Right”) to exercise its Top-up Right either (i) at the first Equity Financing Transaction occurring within 12 months of the Trigger Effective Time or, (ii) if no Equity Financing Transaction occurs within 12 months of the Trigger Effective Time, at any time following the 12-month anniversary of the Trigger Effective Time until the next occurring Equity Financing Transaction, in accordance with the following provisions:
3.1.3.1. In the case of clause (i) of Section 3.1.3 above, the Compelled Top-up Right must be exercised in accordance with Sections 3.1.2.1–3.1.2.3 above.
3.1.3.2.In the case of clause (ii) of Section 3.1.3 above:
3.1.3.2.1.Ma’aden (directly or through another Ma’aden Party) must notify the Company of its decision to exercise its Compelled Top-up Right by delivering a Top-up Right Exercise Notice, which notice shall state the number of Top-up Shares for which Ma’aden (directly or through another Ma’aden Party) proposes to subscribe and the proposed Top-up Share Price based on the Market Value of the Common Shares as of the date of such notice. If Ma’aden (directly or through another Ma’aden Party) fails to deliver such Top-up Right Exercise Notice within 20 Business Days of the closing of the applicable Equity Financing Transaction, Ma’aden will be deemed to have irrevocably waived its Top-up Right with respect to the applicable Compelled Top-up Trigger.
3.1.3.2.2.Within 10 Business Days of delivery of the notice in accordance with Section 3.1.3.2.1 above, the Parties will enter into a Top-up Subscription Agreement in the form of Exhibit A hereto, which Top-up Subscription Agreement shall, subject to an extension pursuant to Section 3.1.4 in the event of a Bona Fide Legal Impediment, set forth a closing date for purchase and delivery of the Top-up Shares within five Business Days of the date of such Top-up Subscription Agreement or such shorter period of time as required pursuant to applicable regulations.
3.1.4.During the Top-up Right Period, from the date on which a Dilution Event triggering the Top-up Right or Compelled Top-up Right occurs until the later of (a) expiration of the first opportunity of Ma’aden (directly or through another Ma’aden Party) to exercise its Top-up Right or Compelled Top-up Right pursuant to Section 3.1.2 or Section 3.1.3 above and (b) consummation of a related Top-up Subscription, as applicable (the “Top-up Right Expiration” and, such period, the “Top-up Interim Period”), no Ownership-Based Rights will be lost by virtue of such Dilution Event. In addition, in the event of a Bona Fide Legal Impediment, the Top-up Interim Period shall be extended until the earlier of (i) the resolution of the Bona Fide Legal Impediment and (ii) the date that is 12 months from the date of the Top-up Right Expiration; provided, however, that Ma’aden (directly or through another Ma’aden Party) must provide written notice to the Company, or the Company to Ma’aden, as applicable, prior to the Top-up Right Expiration, which notice shall describe the Bona Fide Legal Impediment claimed and the efforts being undertaken to clear such impediment, and Ma’aden (directly or through another Ma’aden Party) and the Company shall use reasonable best efforts to resolve and clear such impediment as promptly as practicable. If such impediment has not been cleared and the Top-up Right duly exercised in accordance with the terms of this Article III by the date that is 12 months from the date of the Top-up Right Expiration, the Top-up Interim Period will be deemed to have ended and Ma’aden will not be entitled to exercise a Top-up Right until the Company’s next Equity Financing Transaction or as otherwise permitted by Section 3.1.3.
3.1.5.In the event that an Equity Financing Transaction occurs within 12 months of a Dilution Event and Ma’aden (directly or through another Ma’aden Party) fails to exercise its Top-up Right in accordance with Section 3.1.2 above, or fails to exercise its Compelled Top-up Right in accordance with Section 3.1.3 above, then the Existing Ownership Threshold will be reduced to the level of the Ma’aden Ownership Percentage as of the effective time of the applicable Dilution Event triggering such Top-up Right or Compelled Top-up Right (excluding any purchases by any Ma’aden Party of Common Shares or securities convertible into Common Shares from any third party on such date) (the “Reduced Ownership Threshold”), the Reduced Ownership

Threshold will replace the Existing Ownership Threshold for the purposes of this Agreement; provided that in the event that a Bona Fide Legal Impediment has not been cleared pursuant to Section 3.1.4 and the Top-up Right duly exercised in accordance with the terms of this Article III by the date that is 12 months from the date of the Top-up Right Expiration, no adjustment will be made to the Existing Ownership Threshold pursuant to this Section 3.1.5. Following such reduction of the Existing Ownership Threshold to the Reduced Ownership Threshold any subsequent Dilution Event will permit Ma’aden (directly or through another Ma’aden Party) to exercise its Top-up Right only for that number of Common Shares that will allow the Ma’aden Parties to maintain or acquire up to the Reduced Ownership Threshold.
3.1.6.The Top-up Right will remain in effect until the earlier of:
3.1.6.1.the five-year anniversary of the Closing (the “Initial Period”), but only if within such Initial Period the Ma’aden Parties have (i) failed on two separate occurrences to exercise the Top-up Right or Compelled Top-up Right, subject to an extension pursuant to Section 3.1.4 in the event of a Bona Fide Legal Impediment, or (ii) sold, transferred or otherwise disposed of any Ma’aden Shares (other than to another Ma’aden Party or to the PIF);
3.1.6.2.the first day following the Initial Period on which a Ma’aden Party sells, transfers or otherwise disposes of any Ma’aden Shares (other than to another Ma’aden Party or to the PIF); and
3.1.6.3.the eight-year anniversary of the Closing.
ARTICLE IV STANDSTILL
3.
4.1.Subject to the proviso below and Section 4.2, for a period of five years following the Closing, the Ma’aden Parties shall not, directly or indirectly, without the prior written consent of the Company:
4.1.1.acquire or agree to acquire, individually or jointly or in concert with any other person, a number of Common Shares (or securities convertible into Common Shares) that would result in the Ma’aden Parties collectively Beneficially Owning more than 19.99% of the outstanding Common Shares;
4.1.2.make, or in any way participate in, any solicitation of proxies to vote, or seek to advise or influence any other person or entity with respect to the voting of, any voting securities of the Company with respect to a Company Takeover Proposal; provided that, the Ma’aden Parties will be deemed not to be engaged in the foregoing by reason of the membership of the Ma’aden Designated Nominee on the Board or the Ma’aden Parties voting for the election of the Ma’aden Designated Nominee;
4.1.3.engage in any discussions or negotiations with, enter into any agreement or submit a proposal for, or offer to acquire or announce an intention to offer to acquire or assist, advise or encourage any other Person to affect a take-over bid, tender or exchange offer, in each case, constituting a Company Takeover Proposal;
4.1.4.directly or indirectly solicit, initiate, respond to or propose, or encourage, facilitate or assist in, any proposal or offer that constitutes, or could reasonably be expected to lead to, any Company Takeover Proposal, or furnish to any Person any confidential or other non-public information of the Company or its Subsidiaries for the purpose of encouraging, facilitating or responding to any Company Takeover Proposal or any proposal or inquiry that is reasonably expected to lead to a Company Takeover Proposal; and
4.1.5.otherwise act alone or jointly or in concert with others in connection with any of the foregoing, provided that the foregoing restrictions shall cease to apply to the Ma’aden Parties upon the approval by the Board of the entry by the Company into an agreement to effect a merger, business combination, amalgamation, arrangement or direct or indirect sale of its assets with or to a Person or group (as defined in Rule 13d-5 under the U.S. Exchange Act) which, if the transaction is successfully completed, will result in such Person or group (as defined in Rule 13d-5 under the U.S. Exchange Act) holding more than (i) 50.0% of the voting securities of the Company or the resulting corporation or entity (or its parent corporation or entity, if the resulting corporation or entity is to be a wholly-owned subsidiary of another corporation or entity after successful completion of the transaction) or (ii) 50.0% of the consolidated assets of the Company (a “Change of Control Transaction”).
4.2.Notwithstanding Section 4.1, the Ma’aden Parties shall be permitted to make a confidential proposal (a “Proposal”) to the Board regarding any of the transactions or activities contemplated in Section 4.1, to enter into discussions or negotiations with the Board (or with one or more individuals designated by the Board for such purpose) with respect to the terms of any such Proposal and to enter into any agreement with the Company providing for the consummation of such Proposal; provided that the Ma’aden Parties shall not under any circumstances make any public disclosure of the making of or terms of such Proposal except as required by law or with the prior written consent of the Company, which consent may be withheld by the Company in its sole discretion.
4.3.Ma’aden acknowledges that it is subject to restrictions imposed by Securities Laws on the purchase or sale of securities of an issuer while in the possession of material non-public information concerning that issuer, and on the communication of that information to any other Person.
ARTICLE V REGISTRATION RIGHTS
4.
5.1.Resale Shelf Registration Rights.
5.1.1.The Company shall prepare and file or cause to be prepared and filed with the Commission, and the Company shall use its reasonable best efforts to have declared effective by the Commission, no later than the 18-month anniversary of the Closing, a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the U.S. Securities Act (the “Resale Shelf Registration Statement”) Registering the resale from time to time by the Ma’aden Parties of any Ma’aden shares acquired pursuant to the Subscription Agreement or any subsequent exercise of a Top-up Subscription (the “Registrable Securities”). The Resale Shelf Registration Statement shall be on Form S-3 (“Form S-3”), or if Form S-3 is not then available to the Company for such Registration Statement, on such other form available to Register for resale the Registrable Securities as a secondary offering. Once effective, the Company shall use reasonable best efforts to keep the Resale Shelf Registration Statement continuously effective and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, to ensure that another Registration Statement is available, under the U.S. Securities Act at all times for the public resale of all of the Registrable Securities. The Resale Shelf Registration Statement shall contain a Prospectus in such form as to permit any Ma’aden Party to sell such Registrable Securities pursuant to Rule 415 under the U.S. Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement.
5.1.2.No Ma’aden Party shall be named as an “underwriter” in any Registration Statement filed pursuant to this Section 5.1 without such Ma’aden Party’s prior written consent; provided that, if the Commission requests that a Ma’aden Party be identified as a statutory underwriter in the Registration Statement, then such Ma’aden Party will have the option, in its sole and absolute discretion, to either (i) have the opportunity to withdraw from the Registration Statement upon its prompt written request to the Company, in which case the Company’s obligation to Register such Ma’aden Party’s Registrable Securities shall be deemed satisfied or (ii) be included as such in the Registration Statement. Each Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and shall be subject to the approval, which shall not be unreasonably withheld or delayed, of) the Ma’aden Parties prior to its filing with, or other submission to, the Commission.
5.2.Registration Procedures. In connection with the registration of the Registrable Securities to be effected pursuant to the Resale Shelf Registration Statement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as promptly as reasonably possible:
5.2.1.notify each Selling Investor of (i) the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (ii) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (iii) the effectiveness of each Registration Statement filed hereunder;
5.2.2.prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement and the Prospectus used in connection therewith current, effective and available for the resale of all of the Registrable Securities required to be covered thereby for a period ending when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such Registration Statement (but not in any event before the expiration of any longer period required under the U.S. Securities Act or, if such Registration Statement relates to an underwritten public offering, such longer period as in the opinion of counsel for the underwriters a Prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the U.S. Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

5.2.3.furnish to each seller of Registrable Securities thereunder such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary prospectus), each free-writing prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;
5.2.4.during any period in which a Prospectus is required to be delivered under the U.S. Securities Act, promptly file all documents required to be filed with the Commission, including pursuant to Sections 13(a), 13(c), 14 or 15(d) of the U.S. Securities Act;
5.2.5.promptly notify in writing each seller of such Registrable Securities (i) after it receives notice thereof, of the date and time when such Registration Statement and each post-effective amendment thereto has become effective or a Prospectus or supplement to any Prospectus relating to a Registration Statement has been filed, (ii) of any request by the Commission for the amendment or supplementing of such Registration Statement or Prospectus or for additional information, and (iii) at any time when a Prospectus relating thereto is required to be delivered under the U.S. Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company promptly shall prepare, file with the Commission and furnish to each such seller a reasonable number of copies of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;
5.2.6.cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if similar securities are not so listed, to be listed on a securities exchange;
5.2.7.provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;
5.2.8.otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and any other Governmental Authority;
5.2.9.permit any Selling Investor who, in its good faith judgment (based on the advice of counsel), could reasonably be expected to be deemed to be an underwriter or a controlling Person of the Company to participate in the preparation of such registration or comparable statement and to require the insertion therein of material furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;
5.2.10.enter into and perform such customary agreements (including underwriting agreements and lock-up agreements in customary form) and take all such other actions as the Ma’aden Parties or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, participating in such number of “road shows”, investor presentations and marketing events as the underwriters managing such offering may reasonably request); and
5.2.11.make available for inspection by a representative of the Ma’aden Parties, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such representative or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company as shall be reasonably requested to enable them to exercise their due diligence responsibility, and cause the Company’s officers, managers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such representative, underwriter, attorney, accountant or agent in connection with such Registration Statement; provided, however, that any such representative or underwriter enters into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information.
5.3.Termination of Registration Rights. Notwithstanding anything contained in this Article V to the contrary, but subject to the next sentence, the Registration Rights of the Ma’aden Parties pursuant to this Article V will remain in effect for so long as the Ma’aden Parties retain Beneficial Ownership of an aggregate of at least 5.0% of the outstanding Common Shares. In the event that any Dilution Event results in the reduction of the Ma’aden Ownership Percentage to less than 5.0%, the Ma’aden Parties will retain their Registration Rights during the Top-up Interim Period in accordance with the terms of Section 3.1.4.
5.4.Registration Expenses.
5.4.1.All expenses incident to the Company’s performance of or compliance with this Article V, including, without limitation, all registration, qualification and filing fees, listing fees, fees and expenses of compliance with securities or blue sky laws, stock exchange rules and filings, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions) and other Persons retained by the Company, shall be borne by the Company. Each Person that sells securities hereunder shall bear and pay all underwriting discounts and commissions, underwriter marketing costs, brokerage fees and transfer taxes applicable to the securities sold for such Person’s account and all reasonable fees and expenses of any legal counsel representing any such Person.
5.5.Indemnification.
5.5.1.The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Selling Investor, the officers, directors, members, partners, agents, brokers, investment advisors and employees of such Selling Investor, each Person who controls such Selling Investor (within the meaning of Section 15 of the U.S. Securities Act or Section 20 of the U.S. Exchange Act) and the officers, directors, members, stockholders, partners, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the U.S. Securities Act, the U.S. Exchange Act or any Securities Law in connection with the performance of its obligations under this Agreement, except to the extent that (i) such untrue statements or omissions are based solely upon information regarding a Selling Investor or such controlling Person furnished in writing to the Company by such Selling Investor or such controlling Person expressly for use therein, or to the extent that such information relates to such Selling Investor or such controlling Person or its proposed method of distribution of Registrable Securities and was reviewed and approved in writing by such Selling Investor or such controlling Person expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 5.2.1(i) or (ii), the use by such Selling Investor or such controlling Person of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Selling Investor in writing that the Prospectus is outdated, defective or otherwise unavailable for use by the Ma’aden Parties and prior to the receipt by such Selling Investor of the Advice contemplated in Section 6.2. The Company shall notify each Selling Investor promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.
5.5.2.Each Selling Investor shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the U.S. Securities Act and Section 20 of the U.S. Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading (i) to the extent that such untrue statement or omission is contained in any information so furnished in writing by such Selling Investor to the Company expressly for inclusion in such Registration Statement or such Prospectus or (ii) to the extent that such information relates to such Selling Investor or such controlling Person or its proposed method of distribution of Registrable Securities and was reviewed and approved in writing by such Selling Investor or such controlling Person expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto.
5.5.3.The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, manager, agent, representative or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities and the termination or expiration of this Agreement.
5.6.Removal of Legend. During any periods that a Registration Statement registering the resale of the Registrable Securities is effective or when the Ma’aden Shares may be sold pursuant to Rule 144 under the Securities Act or may be sold without restriction under Rule 144, the Company shall, at its expense, use reasonable best efforts to cause the Company’s transfer agent to remove any restrictive legends on any Ma’aden Shares to be sold by a Ma’aden Party following the Company’s receipt of notice from such Ma’aden Party of any proposed sale of such securities and delivery by such Ma’aden Party to the Company and the transfer agent of any documentation reasonably requested by the Company or the transfer agent (including customary representations in connection with such sale and legend removal). After a Registration Statement has become effective or the applicable Ma’aden Party or its permitted assigns have held the Registrable Securities for one year, if the book-entry account of such Registrable Securities still bears the notation of the restrictive legend referred to in the Subscription Agreement, the Company agrees, upon the written request of the applicable Ma’aden Party or permitted assignee, to take all steps necessary to effect the removal of the legend described in the Subscription Agreement from the Purchased Shares as promptly as practicable, and the Company shall bear all costs associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as the applicable Ma’aden Party or its permitted assigns provide to the Company any information the Company deems reasonably necessary to determine that the legend is no longer required under the U.S. Securities Act or applicable state laws, including (if there is no such Registration Statement) a certification that the holder of the Registrable Securities is not an Affiliate of the Company (and a covenant to inform the Company if it should thereafter become an Affiliate and to consent to the notation of an appropriate restriction) and regarding the length of time the Registrable Securities have been held by such holder.
ARTICLE VI OTHER COVENANTS
5.
6.1.Restriction on Transfer. For five years following the Closing, without the prior written consent of the Board, which consent may be withheld by the Board in its sole discretion, no Ma’aden Party shall Transfer (except to a wholly-owned Subsidiary of Ma’aden) any Common Shares acquired pursuant to the Subscription Agreement or the Top-up Right if as a result of and upon such Transfer the purchaser of such Ma’aden Shares (together with any Affiliates or group members or other concert parties) would Beneficially Own greater than 9.9% of the Common Shares and is either (i) a mining company or (ii) a State owned enterprise (“SOE”) or an entity that is controlled by an SOE (including, for the avoidance of doubt, any sovereign wealth fund, sovereign investment fund or social wealth fund) except, in each case, the PIF. The foregoing restriction shall not apply to any open-market disposition over the NYSE American or TSX in which the buyer or the trade is not pre-arranged.
6.2.Discontinued Disposition. By its acquisition of Registrable Securities, Ma’aden agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 5.2.1(i) and (ii), Ma’aden will, or will cause any other Ma’aden Party holding Ma’aden Shares to, forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.
6.3.Secondary Stock Exchange Listing Assistance. Until the termination of the Top-up Right in accordance with Section 3.1.6, Ma’aden (directly or through another Ma’aden Party) will assist the Company in exploring the viability of a secondary listing for its Common Stock on the Saudi Stock Exchange (Tadāwul).
6.4.Participation Right. If, at any point during the term of this Agreement, the Company issues preferred equity securities or a class or series of shares other than such preferred equity securities or the Common Shares (an “Equity Raise”), Ma’aden (directly or through another Ma’aden Party) shall have the right to subscribe for and to be issued up to such number of such securities that will allow the Ma’aden Parties to maintain or acquire up to 9.9% of the issued and outstanding Common Shares and other equity securities, subject to any reductions of the Existing Ownership Threshold pursuant to Section 3.1.5 (“Equity Participation Right”) provided that the Equity Participation Right shall not be available if the applicable equity securities are issued as an anti-takeover mechanism as determined by the Board. The Company shall provide notice to Ma’aden at least five business days prior to the closing of such Equity Raise, and the procedures set forth in Section 3.1.2 and Exhibit A will apply mutatis mutandis to Ma’aden’s exercise of its Equity Participation Right. In the event that the securities issued in an Equity Raise are registered pursuant to applicable Securities Laws or the Company grants registration rights to any purchaser in an Equity Raise and, in each case, a Ma’aden Party exercises its Equity Participation Right with respect to such Equity Raise, the Company shall register the securities issued to such Ma’aden Party or grant registration rights to such Ma’aden Party, in each case, on the same terms applicable to such Equity Raise.
ARTICLE VII DISPUTE RESOLUTION
6.
7.1.Initial Resolution Efforts.
7.1.1.Prior to referring any dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding its existence, termination or validity (a “Dispute”) to arbitration, the party wishing to make such reference shall notify in writing the other Party of the existence and nature of the Dispute (a “Dispute Notice”) and its proposed basis for settlement of such Dispute.
7.1.2.For a period of 30 days following service of the Dispute Notice, the Parties shall take steps to resolve the Dispute (“Cooling-Off Period”).
7.1.3.If the Dispute is not earlier resolved during the Cooling-Off Period, the Party in receipt of the Dispute Notice shall respond to such Dispute Notice within 14 days of expiry of the Cooling-Off Period (“Response Period”), including its proposed basis for settlement.
7.1.4.An executive officer of each Party shall then meet within 10 days of expiry of the Response Period to attempt to settle the Dispute. No statement as to a Party's proposed basis for settlement may be relied upon or referred to in later proceedings (except for the terms of any agreed settlement between the Parties).
7.2.Arbitration.
7.2.1.Any Dispute which has not been settled within 60 days from the date of issue of the Dispute Notice (whether or not the Parties complied with the requirements of Section 7.1.2 through Section 7.1.4) shall be referred to be finally and exclusively resolved by arbitration administered by the American Arbitration Association, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “Rules”) in force at the date hereof, which Rules are deemed to be incorporated by reference to this Section 7.2. The number of arbitrators shall be three, with each Party selecting one arbitrator and the selected arbitrators choosing the third arbitrator. The seat, or legal place, of arbitration shall be New York, New York, United States. The language of the arbitration shall be English. Each of the Parties hereby agrees that: (i) it shall not appeal against or challenge any arbitral award made pursuant to arbitration proceedings conducted in accordance with this Section 7.2, insofar as such waiver may validly be made; and (ii) it shall not object to or challenge any application to recognize or enforce any arbitral award made pursuant to this Section 7.2 in any court, insofar as such waiver may validly be made, and it will submit to the jurisdiction of that court for the purposes of those enforcement proceedings.
7.2.2.The costs of arbitration, any court proceedings ancillary to the arbitration or any court proceedings relating to challenging or enforcing any arbitral award or order, including the reasonable legal fees and expenses of the winning Party, the fees and expenses of the arbitrator and of any independent experts and advisors appointed by the arbitrator in connection with the dispute, shall be borne by the losing Party unless otherwise determined by the arbitrator or the court as the case may be. Unless otherwise agreed by the Parties, all payments ordered to be made in any arbitration award shall be denominated in United States Dollars free and clear of any deduction or withholdings whatsoever (including, but not limited to, any deduction or withholdings for any tax). Any arbitration award shall be enforceable by any court having jurisdiction over a Party against which the award has been rendered and wherever assets of a Party against which the award has been rendered can be located.
7.2.3.Should any part of this Agreement or any other agreements arising out of or relating to it be null and void, such nullity shall not affect the validity of this Section 7.2.
7.2.4.By agreeing to arbitration in accordance with this Section 7.2, the Parties do not intend to deprive any competent court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of the arbitration proceedings, or the recognition and/or enforcement of any award. Any interim or provisional relief ordered by any competent court may subsequently be vacated, continued or modified by the arbitral tribunal on the application of any party to the Dispute.
ARTICLE VII MISCELLANEOUS
7.
8.1.Interpretation of Provisions. Article and Section references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any party has an obligation under the Operative Documents, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. Whenever any determination, consent or approval is to be made or given by a Ma’aden Party or the Company, as applicable, such action shall be in such Ma’aden Party’s or the Company’s sole discretion, as applicable, unless otherwise specified in this Agreement. If any provision in the Operative Documents is held to be illegal, invalid, not binding or unenforceable, (a) such provision shall be fully severable and the Operative Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Operative Documents, (b) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (c) the remaining provisions shall remain in full force and effect. The Operative Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.
8.2.No Waiver; Modifications in Writing.
8.2.1.Delay. No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at law or in equity or otherwise.
8.2.2.Amendments and Waivers. Except as otherwise provided herein or therein, no amendment, waiver, consent, modification or termination of any provision of this Agreement or any other Operative Document shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Operative Document, any waiver of any provision of this Agreement or any other Operative Document, and any consent to any departure by any Party from the terms of any provision of this Agreement or any other Operative Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company or any Ma’aden Party, as applicable, in any case shall entitle the Company or such Ma’aden Party, as applicable, to any other or further notice or demand in similar or other circumstances.
8.3.Binding Effect; Assignment.
8.3.1.Binding Effect. This Agreement shall be binding upon the Parties and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement and their respective successors and permitted assigns.
8.3.2. Assignment of Rights. All of the rights and obligations of any Ma’aden Party under this Agreement may be assigned by such Ma’aden Party without the written consent of the Company to any wholly-owned Subsidiary of Ma’aden upon delivery of an agreement to be bound by this Agreement, provided that Ma’aden will remain liable for all of its obligations under this Agreement. Any other assignment of rights and obligations of a Party to any Person (other than by Ma’aden to a wholly-owned Subsidiary of Ma’aden) shall require the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed, provided that, where the assignment is to the PIF-Ma’aden JVCo, Ma’aden simultaneously transfers all of its shares of Common Stock in the Company, Shares (as defined in the Shareholders’ Agreement) and Shareholder Loans (as defined in the Shareholders’ Agreement) in Ma’aden Ivanhoe Electric Exploration and Development Limited Company to the PIF-Ma’aden JVCo in compliance with the Shareholders’ Agreement.
8.4.Confidentiality. The provisions of the Mutual Non-Disclosure and Confidentiality Agreement, dated March 9, 2022, entered into between the Ma’aden and the Company shall continue to be in full force and effect.
8.5.Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, electronic mail, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

If to the Company:
Ivanhoe Electric Inc.
606 – 999 Canada Place
Vancouver, BC V6C 3E1
Canada
Email: generalcounsel@ivnelectric.com
Attention: Taylor Melvin, Chief Executive Officer and President
with a copy to:
Rebecca Campbell
White & Case LLP
5 Old Broad Street
London EC2N 1DW
Email: rebecca.campbell@whitecase.com

If to the Ma’aden Parties:
Saudi Arabian Mining Company (Ma’aden)
Abu Bakr Al Sadeeq Road (Exit 6)
P.O. Box 68861
Riyadh 11537
Kingdom of Saudi Arabia
Email: legaldeptnotices@maaden.com.sa
Attention: Chief Legal Officer
with a copy to:
Avner Bengera
Baker Botts L.L.P.
30 Rockefeller Plaza
New York, New York 10112
United States
Email: avner.bengera@bakerbotts.com
and a copy to:
Greg Mulley
Herbert Smith Freehills LLP
Exchange House
Primrose Street
London EC2A 2EG
Email: greg.mulley@hsf.com
or to such other address as the Company or Ma’aden (directly or through another Ma’aden Party) may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time sent (provided that no “bounce-back” or similar message is received), if sent by electronic mail; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

8.6.Entire Agreement. This Agreement, the other Operative Documents and the other agreements and documents referred to herein are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or in the other Operative Documents with respect to the rights granted by the Company or any of its Affiliates or Ma’aden or any of its Affiliates set forth herein or therein. This Agreement, the other Operative Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the Parties with respect to such subject matter.
8.7.Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws.
8.8.Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

SAUDI ARABIAN MINING COMPANY (MA’ADEN):

By:	/s/ Robert Wilt
Name:	Robert Wilt
Title:	CEO

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

IVANHOE ELECTRIC INC.:

By:	/s/ Taylor Melvin
Name:	Taylor Melvin
Title:	President and Chief Executive Officer

EXHIBIT A
FORM OF
TOP-UP SUBSCRIPTION AGREEMENT
This Top-Up Subscription Agreement, dated as of [●] (this “Agreement”), is between IVANHOE ELECTRIC INC., a Delaware corporation (the “Company”), and [Ma’aden Party] (the “Purchaser”).
WHEREAS, (i) the Company and [Saudi Arabian Mining Company (Ma’aden) (“Ma’aden”)]/[the Purchaser] are parties to the Common Stock Subscription Agreement, dated as of May 15, 2023 (the “Initial Subscription Agreement”), and (ii) the Company and [Ma’aden]/[the Purchaser] are parties to the Investor Rights Agreement, dated as of [●], 2023, as amended from time to time (the “Investor Rights Agreement”).
WHEREAS, pursuant to Article III (Top-Up Right) of the Investor Rights Agreement, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, Common Shares in accordance with the provisions of the Investor Rights Agreement and this Agreement.
NOW THEREFORE, in consideration of the respective representations, warranties, covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Purchaser hereby agree as follows:
1.Subject to the terms of this Agreement, on [Closing Date] the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, [number] Common Shares (the “Purchased Shares”), and the Purchaser shall pay to the Company the purchase price in the amount of $[•] per Common Share and in the aggregate amount of $[•] (the “Aggregate Purchase Price”) (the consummation of such purchase and sale, the “Closing”).
2.Closing and the obligation of the Purchaser to consummate the purchase of the Purchased Shares shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the Purchaser in writing with respect to the Purchased Shares, in whole or in part, to the extent permitted by applicable law):
(a)the representations and warranties made in this Agreement by the Company that are qualified by materiality or Material Adverse Effect and the representation and warranty made by the Company in paragraph 5(b) shall be true and correct when made and as of the Closing Date, and all other representations and warranties of the Company shall be true and correct in all material respects when made and as of the Closing Date (except that representations and warranties of the Company made as of a specific date shall be required to be true and correct as of such date only);
(b)[the completion of the [describe the Equity Financing Transaction] shall have occurred before or concurrently with the Closing;]1
(c)since the date of this Agreement, there shall not have occurred a Material Adverse Effect (as defined in the Initial Subscription Agreement);
(d)the Purchased Shares shall be approved for listing on the NYSE American and conditionally approved for listing on the TSX prior to the Closing, subject to official notice of issuance in respect of the NYSE American and subject to compliance with all of the customary requirements of the TSX, including receipt of all documentation required by the TSX; and
(e)the Company shall have delivered, or caused to be delivered, to the Purchaser at the Closing, the Company’s closing deliveries described in paragraph 4(b).
3.Closing and the obligation of the Company to consummate the issuance and sale of the Purchased Shares to the Purchaser shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to the Purchaser (any or all of which may be waived by the Company in writing with respect to any Purchased Shares, in whole or in part, to the extent permitted by applicable law):
(a)the representations and warranties of the Purchaser contained in this Agreement that are qualified by materiality shall be true and correct when made and as of the Closing Date and all other representations and warranties of the Purchaser shall be true and correct in all material respects as of the Closing Date (except that representations and warranties of the Purchaser made as of a specific date shall be required to be true and correct as of such date only);
1     Note to form: to be excluded if the subscription is not in connection with an Equity Financing Transaction.

(b)[the completion of the [describe the Equity Financing Transaction] shall have occurred before or concurrently with the Closing;] 2 and
(c)the Purchaser shall have delivered, or caused to be delivered, to the Company at the Closing the Purchaser’s closing deliveries described in paragraph 4(a).
4.On the Closing Date:
(a)the Purchaser shall deliver to the Company evidence of payment of the Aggregate Purchase Price in immediately available funds to the following bank account of the Company:
[bank account details to be included]; and
(b)the Company shall deliver to the Purchaser evidence of issuance of the Purchased Shares credited to book-entry accounts maintained by the Company’s transfer agent, bearing the legend or restrictive notation set forth in Section 4.13 of the Initial Subscription Agreement, free and clear of any liens, encumbrances and defects, other than transfer restrictions under applicable federal and state securities laws or under the Investor Rights Agreement.
5.The Company represents and warrants to the Purchaser that:
(a)[to include any Company representations or warranties set forth in Article III (Representations and Warranties of the Company) of the Initial Subscription Agreement if and to the extent that analogous representations or warranties are included in any transaction agreement executed by the Company in the transaction in connection with which this Agreement is being entered]; and
(b)the authorized capital stock of the Company consists of [•] shares, $[•] par value, of which [describe the classes of stock and number of authorized shares of each class]. As of the close of business on [the date preceding the Agreement]], there were [describe the classes of stock and number of outstanding shares of each class] outstanding. The Purchased Shares will be duly authorized, validly issued, fully paid and non-assessable, and will be issued and sold in compliance with all federal and state securities laws.
6.The Purchaser represents and warrants to the Company that all representations and warranties set forth in Article IV (Representations and Warranties of the Purchaser) of the Initial Subscription Agreement.3
7.The provisions of Article V (Covenants),4 Article VI (Indemnification) and Article VII (Miscellaneous) of the Initial Subscription Agreement are hereby incorporated by reference mutatis mutandis as if set out in full herein.
8.Capitalized terms used herein (including in the Recitals) and not otherwise defined herein shall have the meaning ascribed to them in the Investor Rights Agreement.
9.Whenever a provision or a defined term of the Initial Subscription Agreement is incorporated by reference herein, references in the provisions and defined terms so incorporated: (a) to the “Purchased Shares” shall be to the Purchased Shares hereunder; (b) to the “Common Stock” shall be to the Common Stock, as defined hereunder; (c) to “this Agreement” shall be to this Agreement; (d) to the “Operative Documents” shall include this Agreement; (e) to the “Closing” shall be to the Closing hereunder; (e) to the “Closing Date” shall be to the Closing Date hereunder; (f) solely in Section 3.09 (Undisclosed Liabilities) of the Initial Subscription Agreement, to “September 30, 2022” and the “the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2022” shall be to the date as of which the Company has filed its most recent annual report on Form 10-K or quarterly report on Form 10-Q, and to such annual report or quarterly report, respectively; [(g) to the “Purchaser” shall be to the Purchaser hereunder; and (h) to a “party” shall be to a party to this Agreement], and all terms defined with reference to the foregoing terms shall be construed accordingly.
[Signature pages follow]

2     Note to form: to be excluded if the subscription is not in connection with an Equity Financing Transaction.
3     Note to form: representations and warranties in Section 4.06(a) and 4.06(b) of the Initial Subscription Agreement to be carved out if the Purchaser is a “U.S. Person” (as defined in Regulation S promulgated under the U.S. Securities Act).
4     Note to form: Section 5.02 of the Initial Subscription Agreement to be carved out if the Purchased Shares constitute an amount/percentage below what is required to be reported on Form 8-K.

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

IVANHOE ELECTRIC INC.:

By:	/s/ Taylor Melvin
Name:	Taylor Melvin
Title:	President and Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

SAUDI ARABIAN MINING COMPANY (MA’ADEN):

By:	/s/ Robert Wilt
Name:	Robert Wilt
Title:	CEO